UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 4, 2009

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 Federal Street, Suite 1100, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On November 4, 2009, EnerNOC, Inc. (the “Company”) appointed Kevin Bligh as Chief Accounting Officer of the Company. Prior to his appointment, Mr. Bligh, age 53, served as the Company’s Vice President of Finance from October 2007 to November 2009.  Prior to joining the Company, Mr. Bligh served as an independent consultant from July 2005 to October 2007, providing financial and accounting guidance to several public and privately-held companies.  From October 1995 to July 2005, Mr. Bligh served as General Manager and Chief Financial Officer of Blue Raven Technology, Inc. (formerly Pre-Owned Electronics, Inc.), a privately-held computer and technology company.  Mr. Bligh’s previous positions included Chief Financial Officer of Manager Software Products, Inc., a privately-held software company and nine years at Arthur Andersen LLP, where his last position was Senior Manager.  Mr. Bligh is a certified public accountant and holds a Bachelor of Science in Accounting from Bentley College.

In connection with his appointment, Mr. Bligh and the Company entered into an employment offer letter (the “Offer Letter”).  Pursuant to the terms of the Offer Letter, Mr. Bligh will receive an annual base salary of $220,000 and will be eligible to receive an annual performance-based bonus award of up to 25% of his annual base salary.  In addition, if Mr. Bligh’s employment is terminated by the Company without cause, the Company will be required to pay Mr. Bligh an amount equal to 50% of his then-current annual base salary, as established by the Compensation Committee of the Company’s Board of Directors and as in effect on the date of termination, in six equal monthly installments in arrears commencing one month after the date of termination.

There is no agreement or understanding between Mr. Bligh and any other person pursuant to which he was appointed as Chief Accounting Officer of the Company, nor is there any family relationship between Mr. Bligh and any of the Company’s directors or other executive officers.  There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Bligh had, or will have, a direct or indirect material interest.

The foregoing description of the Offer Letter is qualified in its entirety by the text of the Offer Letter, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: November 10, 2009	By:	/s/ Timothy Weller
	Name:	Timothy Weller
	Title:	Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter, dated as of November 4, 2009, between EnerNOC, Inc. and Kevin Bligh.